Exhibit 3.1

                          CERTIFICATE OF INCORPORATION
                                       OF
                            CALTON ACQUISITION CORP.


                                   ARTICLE I
                                CORPORATION NAME

  The name of the corporation is Calton Acquisition Corp. (the "Corporation").

                                   ARTICLE II
                           REGISTERED OFFICE AND AGENT

     The address of the Corporation's initial registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, and the Corporation's registered agent at such address is The Corporation Trust Company.

                                  ARTICLE III
                             PURPOSE OF CORPORATION

     The purpose for which the Corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Delaware General Corporation Law (the "DGCL").

                                   ARTICLE IV
                                  CAPITAL STOCK

     Section 4.1. Total Number of Shares of Stock. The total number of shares of all classes of stock which the Corporation has authority to issue is one hundred ten million (110,000,000) consisting of one hundred million (100,000,000) shares of Common Stock, $.01 par value (the "Common Stock"), and ten million (10,000,000) shares of Preferred Stock, $.01 par value (the "Preferred Stock").

     Section 4.2 Common Stock.

     (a) The holders of shares of Common Stock shall be entitled to one vote for each share so held with respect to all matters voted on by the stockholders of the Corporation.

     (b) Subject to any prior or superior right of the Preferred Stock, upon any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, after payment shall have been made to the holders of the Preferred Stock of the full amount to which they are entitled, the holders of Common Stock shall be entitled to receive that portion of the remaining funds to be distributed. Such funds shall be paid to the holders of Common Stock on the basis of the number of shares of Common Stock held by each of them.

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     (c) Dividends may be paid on the Common Stock as and when declared by the
Board of Directors.

     Section 4.3 Preferred Stock.

     (a) The Preferred Stock may from time to time be divided into and issued in series. The different series of Preferred Stock shall be established and designated, and the variations in the relative rights and preferences as between the different series shall be fixed and determined, by the Board of Directors as hereinafter provided. In all other respects all shares of Preferred Stock shall be identical.

     (b) The Board of Directors is hereby expressly authorized, subject to the provisions hereof, to establish series of Preferred Stock and to fix and determine by vote providing for the issuance of such series:

          (i) the distinctive designation of such series and the number of shares which shall constitute such series, which number may be increased (except where otherwise provided by the Board of Directors in creating such series) or decreased (but not below the number of shares then outstanding) from time to time by the Board of Directors;

          (ii) the dividend rate or rates and preferences, if any, to which the shares of such series shall be entitled, the times at and conditions upon which dividends shall be paid, any limitations, restrictions or conditions on the payment of dividends, and whether dividends shall be cumulative and, if cumulative, the terms upon and dates from which such dividends shall be cumulative, which dates may differ for shares of any one series issued at different times;

          (iii) whether or not the shares of such series shall be redeemable, and, if redeemable, the redemption prices which the shares of such series shall be entitled to receive and the terms and manner of redemption;

          (iv) the preferences, if any, and the amounts which the shares of such series shall be entitled to receive and all other special or relative rights of the shares of such series, upon any voluntary or involuntary liquidation, dissolution or winding up of, or upon any distribution of the assets of, the Corporation;

          (v) the obligation, if any, of the Corporation to maintain a purchase, retirement or sinking fund for shares of such series and the provisions with respect thereto;

          (vi) the terms, if any, upon which the shares of such series shall be convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of stock of the Corporation, including the price or prices or the rate of conversion or exchange and the terms of adjustments, if any;

          (vii) the terms and conditions of the voting rights, if any, of the holders of the shares of such series, including the conditions under which the shares of such series shall vote as a separate class; and

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          (viii) such other designations, preferences, powers, qualifications and special or relative rights or privileges of such series to the full extent now or hereafter permitted by the laws of the State of Delaware.

                                   ARTICLE V
                               BOARD OF DIRECTORS

     Section 5.1 Initial Board of Directors.

     The first Board of Directors of this Corporation shall consist of one (1) director and the name and address of such person who is to serve as such director is:

              Name                                        Address
              ----                                        -------
      Anthony J. Caldarone                           125 Half Mile Road
                                                         Suite 206
                                                 Red Bank, New Jersey 07701

     Section 5.2 Voting Requirements. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

                                   ARTICLE VI
                      LIMITATION ON LIABILITY OF DIRECTORS

     No director of this Corporation shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of a fiduciary duty as a director, except for liability (i) for any breach of a director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper benefit. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then liability of a director of the Corporation, in addition to limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended DGCL. Any repeal or modification of this paragraph by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of directors of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII
                BUSINESS COMBINATION WITH INTERESTED STOCKHOLDERS

     The Corporation hereby elects not to be governed by Section 203 of the DGCL as from time to time in effect or any successor provision thereto.

                                  ARTICLE VIII
                              AMENDMENTS TO BY-LAWS

     The Board of Directors shall have the power to adopt, amend or repeal the By-laws.

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                                   ARTICLE IX
                                   COMPROMISE

     Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of the DGCL or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of the Delaware DGCL, order a meeting of the creditors or class of creditors, and/or the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                                   ARTICLE X
                                 INDEMNIFICATION

     The Corporation shall to the fullest extent permitted by section 145 of the Delaware General Corporation Law, as the same may be amended or supplemented, or by any successor thereto, indemnify and reimburse any and all persons whom it shall have the power to indemnify under said section from and against any and all of the expenses, liabilities or other matters referred to in, or covered by said section. Notwithstanding the foregoing, the indemnification provided for in this Article X shall not be deemed exclusive of any other rights to which those entitled to receive indemnification or reimbursement hereunder may be entitled under any By-law of the Corporation, agreement, vote of stockholders or disinterested directors or otherwise.

                                   ARTICLE XI
                              RESERVATION OF RIGHTS

     The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now other hereafter provided by statute, and all rights conferred upon stockholders herein or granted subject to this reservation.

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                                   ARTICLE XII
                                  INCORPORATOR

     The name and address of the incorporator is:

             Name                                        Address
             ----                                        -------
      Philip D. Forlenza                    Giordano, Halleran & Ciesla, P.C.
                                                    125 Half Mile Road
                                               Middletown, New Jersey 07748

     I, The Undersigned, for the purpose of forming a corporation under the laws of the State of Delaware, do make, file and record this Certificate, and do certify that the facts herein stated are true, and I have accordingly hereunto set my hand as of April 18, 2000.



WITNESS:



-------------------------                                     ------------------
Nancy S. Mark                                                 Philip D. Forlenza

Filed By:
Philip D. Forlenza, Esq.
Giordano, Halleran & Ciesla, P.C.
125 Half Mile Road
Middletown, New Jersey 07748